Exhibit 10.19

Credit Suisse	Morgan Stanley Senior Funding, Inc.	Banc of America Securities LLC
Credit Suisse Securities (USA) LLC	1585 Broadway	Banc of America Bridge LLC
Eleven Madison Avenue	New York, New York 10036	Bank of America, N.A.
New York, New York 10010		9 West 57th Street
New York, NY 10019

CONFIDENTIAL

June 19, 2007

Serafina Acquisition Limited

c/o BC Partners Ltd.

43-45 Portman Square

London, UK

W1H 6DA

Attention: Justin Bateman

Commitment Letter

Ladies and Gentlemen:

You have advised (a) Credit Suisse (together with its affiliates, “CS”), Banc of America, N.A. (“BoA”), Banc of America Bridge LLC (“BoA Bridge”) and Morgan Stanley Senior Funding, Inc. (“MSSF”), as initial lenders (collectively, in such capacity, the “Initial Banks” and each a “Bank”), and (b) Credit Suisse Securities (USA) LLC (“Credit Suisse”), MSSF and Banc of America Securities LLC (“BAS”), as the joint lead arrangers (collectively, in such capacity, the “Lead Arrangers”) that Serafina Acquisition Limited, a newly formed Bermuda exempted company (“AcquisitionCo” or “you”) controlled by funds (the “BCEC Funds”) advised by BC Partners Ltd. (together with certain of its affiliates, the “Sponsor”), intends to enter into a share purchase agreement (together with the schedules and exhibits thereto, the “Acquisition Agreement”) pursuant to which it will acquire (the “Acquisition”) issued and outstanding shares of Intelsat Holdings, Ltd., a Bermuda exempted company (“Target” and, together with its subsidiaries, the “Acquired Business”). You have further advised us that, in connection with the foregoing, you intend to consummate the other transactions described in the Transaction Description attached hereto as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A and in the Term Sheets (as defined below). All references to “dollars” or “$” in this letter agreement and the attachments hereto (collectively, this “Commitment Letter”) are references to United States dollars.

We understand that the sources of funds required to fund (a) the payment of the Acquisition consideration, (b) the redemption of Existing Notes in the Refinancing, (c) the refinancing (if any) of the Existing Credit Agreements, (d) the purchase of Existing Notes tendered in the Change of Control Offers, and (e) the payment of fees, commissions and expenses in connection with the Transactions, will include:

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either (A) the issuance by the Borrower of $2,555 million aggregate gross proceeds of 10-year, unsecured senior cash-pay notes (the “Senior Notes”) pursuant to a Rule 144A or other private placement (the “Senior Notes Offering”) or (B) in the event less than all of the Senior Notes are issued at the time the Transactions are consummated, borrowings by the Borrower of up to $2,555 million under an unsecured senior cash-pay credit facility (the “Senior Bridge Facility”) as described in the Summary of Principal Terms and Conditions attached hereto as Annex I (the “Senior Bridge Term Sheet”);

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either (A) the issuance by the Borrower of $2,555 million aggregate gross proceeds of 10-year, unsecured senior notes with a pay-in-kind toggle (the “Senior PIK Notes” and, together with the Senior Notes, the “Notes”) pursuant to a Rule 144A or other private placement (the “Senior PIK Notes Offering” and, together with the Senior Notes Offering, an “Offering”) or (B) in the event less than all of the Senior PIK Notes are issued at the time the Transactions are consummated, borrowings by the Borrower of up to $2,555 million under an unsecured senior credit facility with a pay-in-kind toggle (the “Senior PIK Bridge Facility” and, together with the Senior Bridge Facility, the “Bridge Facilities”) as described in the Summary of Principal Terms and Conditions attached hereto as Annex II (the “Senior PIK Bridge Term Sheet”);

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if the terms of an Existing Credit Facility set forth in Column A below are not amended by the Proposed Amendments on or prior to the date on which the Acquisition is consummated, borrowings under the senior credit facilities listed opposite such Existing Credit Facility in column B below (the “Senior Credit Facilities”), in each case having the terms described in the Summary of Principal Terms and Conditions attached hereto as Annex III (the “Senior Credit Facilities Term Sheet”):

Column A Existing Credit Facility	Column B Senior Credit Facility
Existing Sub Holdco Credit Facilities	Senior secured first lien credit facilities in an aggregate amount of $642 million consisting of (i) an 8.5-year, senior secured term loan B facility to Sub Holdco of $344 million, and (ii) a 6-year, senior secured revolving credit facility to Sub Holdco of $300 million (the “Sub Holdco Secured Credit Facilities”).

Existing Intelsat Corp Credit Facilities	Senior secured first lien credit facilities in an aggregate amount of $2,378 million consisting of (i) an 8.5-year, senior secured term loan A facility to Intelsat Corp of $347 million, (ii) an 8.5-year, senior secured term loan B facility to Intelsat Corp of $1,781 million, and (iii) a 6-year, senior secured revolving credit facility to Intelsat Corp of $250 million (the “Intelsat Corp Secured Credit Facilities”).

Existing Bermuda Credit Facility	Senior unsecured credit facility in an aggregate amount of $1,000 million consisting of an 8.5-year term loan (the “Bermuda Unsecured Credit Facility”).

•	to the extent that a Change of Control Offer is accepted by the holders of a series of Existing Notes listed in column A below, borrowings under the term loan facility listed opposite such series of Existing Notes in column B below (each, a “Backstop Change of Control Facility”), in each case having the terms described in the Summary of Principal Terms and Conditions attached hereto as Annex IV (the “Backstop Change of Control Term Sheet”):

Column A Existing Notes	Column B Backstop Change of Control Facility
9 1/4% Notes	Term borrowings by New Bermuda under a senior unsecured term loan facility (the “9 1/4% Note Facility”).

Intermediate Holdco Notes	Term borrowings by Intermediate Holdco under a senior unsecured term loan facility (the “Intermediate Holdco Note Facility”).

8 1/4% Notes or 8 5/8% Notes	Term borrowings by Sub Holdco under a senior unsecured term loan facility (the “Sub Holdco Note Facility”).

9% Notes due 2014 or 9% Notes due 2016	Term borrowings by Intelsat Corp under a senior unsecured term loan facility (the “Intelsat Corp Note Facility”).

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to the extent that a Change of Control Offer is accepted by the holders of the 11 1/4% Notes, borrowings under an unsecured cash-pay credit facility of New Bermuda (the “New Bermuda Credit Facility”, and together with the Bridge Facilities, the Senior Credit Facilities and the Backstop Change of Control Facilities, the “Facilities”), having the terms set forth in Annex V (the “New Bermuda Term Sheet” and together with the Senior Bridge Term Sheet, the Senior PIK Bridge Term Sheet, the Senior Credit Facilities Term Sheet and the Backstop Change of Control Term Sheet, the “Term Sheets”); [1] and

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equity investments in the Borrower (including all existing direct and indirect equity interests in the Target that “roll over” on or around the date that the Acquisition is consummated, whether of vested shares, unvested shares or otherwise, the “Equity Financing”) in an aggregate amount not less than 9.0% of the total pro forma capitalization of the Borrower after giving effect to the Transactions (excluding, for the avoidance of doubt, any letters of credit issued and undrawn on the Closing Date (as defined below)) from the Equity Investors.

No other new debt financing will be required to fund (a) the payment of the Acquisition consideration, (b) the redemption of the Existing Notes in the Refinancing, (c) the refinancing (if any) of the Existing Credit Agreements, (d) the purchase of Existing Notes tendered in the Change of Control Offers, and (e) the payment of fees, commissions and expenses in connection with the Transactions. As used herein, the term “Closing Date” means the date of the closing of the Acquisition, the initial funding of the Bridge Facilities or the issuance of the Notes, as applicable (or if any Notes are issued prior to the closing of the Acquisition and funded into escrow, the application of the proceeds of such Notes from such escrow account to pay a portion of the purchase price for the Acquisition), the amendments to the Existing Credit Facilities or the funding of the Senior Credit Facilities, as applicable, and the purchase of Existing Notes tendered in each Change of Control Offer.

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The exact amount of each Backstop Change of Control Facility and the New Bermuda Credit Facility shall be an amount sufficient to purchase all Existing Notes tendered in the applicable Change of Control Offer (including any applicable premium), and shall be determined based on (a) the actual Closing Date, (b) accrued interest, and (c) other applicable refinancing costs.

1.	Commitments.

You have requested that the Initial Banks (together with any other financial institutions that may with our and your consent act as initial commitment parties hereunder, the “Banks”) commit to provide the Facilities, and the Arrangers agree to structure, arrange and syndicate the Facilities.

In connection with the foregoing, each Bank is pleased to advise you of its commitment to provide one third of the principal amount of each of the Facilities (the “Commitments”), in each case, upon the terms and subject to the conditions set forth in this Commitment Letter and in the Term Sheets and the Conditions Annex.

In addition, at your request, each Arranger has delivered to you a separate engagement letter dated the date hereof (the “Engagement Letter”) setting forth, among other things, the terms on which each Arranger has, in response to your request, proposed terms for it to act, on an exclusive basis (together with any other Arranger(s) hereunder or their respective affiliates), as joint book-running manager, underwriter, initial purchaser and placement agent.

2.	Syndication.

It is agreed that the Initial Banks acting alone or through one of its affiliates selected by it, will act as joint lead arranger (in such capacity, an “Arranger” and, together with any other financial institutions that may with our and your consent act as joint lead arranger hereunder, the “Arranger”) and as joint book-runner for the Facilities. It is also agreed that a Bank will act as administrative agent in connection with the Facilities. The Arrangers reserve the right, prior to or after the execution of definitive documentation for any of the Facilities (the “Facilities Documentation”; provided that if definitive Facilities Documentation for any Facility is not completed prior to the closing date anticipated or required by the Acquisition Agreement, then the Banks shall fund such Facility pursuant to an interim loan agreement in substantially the form attached to this Commitment Letter as Exhibit B (the “Interim Loan Agreement”), and the definitive Facilities Documentation as used herein shall be construed to mean such funded Interim Loan Agreement), to syndicate the Facilities. It is further agreed that the Arrangers will exclusively manage the syndication of the Facilities, and will, in such capacity, exclusively perform the duties and exercise the authority customarily associated with their role as Arranger. No Lender (as defined below) will receive compensation from you or the Borrower with respect to any of the Facilities outside the terms contained herein and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Facilities (the “Fee Letter”) in order to obtain its Commitments to participate in such Facilities, in each case unless you and we so agree. You agree that no other agents, co-agents, arrangers, co-arrangers or book-runners, managers or co-managers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheets or the Fee Letter) will be paid in connection with the Facilities unless you and we so agree; provided, however, (i) you may bring one or more other financial institutions selected by you into any or all of the Facilities as additional agents, co-agents, arrangers, co-arrangers, book-runners, managers or co-managers, in which case the Commitments of the Banks hereunder in respect of the relevant Facilities will be reduced ratably by the amount of the Commitments of such other financial institutions in respect of such Facilities (provided that in no event shall the aggregate Commitments of any Initial Bank hereunder in respect of each of the Facilities be reduced to less than 25% for each of the relevant Facilities) and (ii) you shall be entitled to replace any agent, co-agent, arranger, co-arranger, book-runner, manager or co-manager in respect of any or all of the Facilities. Credit Suisse shall have the “left” and/or the “top” placement for each Facility in any and all marketing materials or other documents used in connection with the syndication of such Facilities, and shall have the leading role and responsibilities conventionally associated with such “left” and/or “top” name placement (including maintaining sole “physical books”) in respect of each such Facility.

The Arrangers reserve the right, prior to or after the execution of the Facilities Documentation, to syndicate all or a portion of their Commitments in respect of each Facility to one or more institutions reasonably acceptable to you that will become parties to the Facilities Documentation applicable to such Facility (the Banks and the institutions becoming parties to such Facilities Documentation, collectively, the “Lenders”); provided that the initial syndication of the Commitments of the Banks in respect of each Facility will be on a pro rata basis. Notwithstanding the foregoing, the Banks (i) shall not be released from their Commitments hereunder by any such syndication unless and until the applicable assignee funds all of the Commitments assigned to it on the Closing Date and (ii) shall retain, unless you agree in writing, exclusive control over all rights and obligations with respect to the Commitments, including all rights with respect to consents, modifications and amendments to the Facilities and to this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter and the Engagement Letter, until the Closing Date has occurred. Each of the Banks agrees that syndication of the Facilities is not a condition to the Banks’ Commitments hereunder.

The Arrangers will, in consultation with you, exclusively manage all aspects of the syndication of the Facilities, including selection of additional Lenders reasonably acceptable to you, determination of when the Arrangers will approach potential additional Lenders, and the final allocations of the Commitments in respect of the Facilities among the additional Lenders; provided that, except as otherwise set forth herein, any naming rights shall be subject to your consent. You agree to, and will use commercially reasonable efforts to cause appropriate members of management of the Acquired Business to, actively assist the Arrangers in achieving a syndication of the Facilities. To assist the Arrangers in their syndication efforts, you agree that you will, and will use commercially reasonable efforts to cause your representatives and non-legal advisors, representatives of the Sponsor, and appropriate members of management of the Acquired Business to, (a) use commercially reasonable efforts to ensure that the syndication efforts benefit from existing lending relationships of the Sponsor and the Acquired Business, (b) use commercially reasonable efforts to make available to prospective Lenders senior management and non-legal advisors of the Borrower and (to the extent reasonable and practical) representatives of the Sponsor and appropriate members of management of the Acquired Business, (c) host, with the Arrangers, one (and, if necessary, more than one) meeting with prospective Lenders under each of the Facilities, (d) assist the Arrangers in the preparation of one or more confidential information memoranda and other marketing materials to be used in connection with the syndication of each of the Facilities, and (e) use commercially reasonable efforts to obtain, at your expense (or at the expense of the Acquired Business), monitored public ratings of the Bridge Facilities and the Notes from Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group (“S&P”) and to participate actively in the process of securing such ratings, including having senior management of the Borrower and (to the extent reasonable and practical) representatives of the Sponsor and appropriate members of management of the Acquired Business meet with such rating agencies.

From the date of this Commitment Letter until the Closing Date, you will ensure that no debt financing for the Borrower, the Acquired Business or any of their respective subsidiaries is announced, syndicated or placed without the prior written consent of the Arrangers if such financing, syndication or placement would have, in the reasonable judgment of the Arrangers, a materially detrimental effect upon an offering of Notes.

Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, none of (i) the commencement or completion of the syndication of the Facilities, (ii) the obtaining of ratings referred to above or ratings on any of the Notes and (iii) any of the other undertakings by you set forth in this Section 2 (Syndication) shall constitute a condition to the availability of the Facilities on the Closing Date.

3.	Information.

You hereby represent and covenant that to your knowledge (a)(i) all written factual information (other than projections, other forward-looking information and information of a general economic or industry nature) that has been or will be made available to the Banks by you or any of your representatives and (ii) all information contained in any official presentation made by you or any of your representatives to prospective Lenders, in each case in connection with the transactions contemplated hereby (the “Information”), when taken as a whole, is, and in the case of Information made available after the date hereof, will be, correct in all material respects and does not, and in the case of Information made available after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made (including customary bank syndication practices), not materially misleading, and (b) any projections that have been or will be made available to the Arrangers by you or any of your representatives in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made, it being understood that actual results may vary materially from such projections. You agree to supplement the Information if necessary so that the representations and warranties in clause (a) of the preceding sentence remain correct on the Closing Date. You acknowledge that the Banks and the Arrangers may share with any of their respective affiliates (it being understood that such affiliates will be subject to the confidentiality agreements between you and us), and such affiliates may share with the Banks and the Arrangers, any information related to the Acquired Business, or any of its subsidiaries or affiliates (including, without limitation, in each case, information relating to creditworthiness) and the transactions contemplated hereby. In arranging and syndicating the Facilities, we will be entitled to use and rely on the Information and the projections without responsibility for independent verification thereof.

4.	Compensation and Expenses.

If the Closing Date occurs, as consideration for the Commitments of the Banks hereunder with respect to the Facilities and the agreement of the Arrangers to structure, arrange and syndicate the Facilities, you agree to pay, or cause to be paid, to the Banks the fees set forth in the Term Sheets and the Fee Letter in accordance with the terms thereof. Once paid, such fees shall not be refundable under any circumstances, except as provided in the Fee Letter.

If the Closing Date occurs, you agree to reimburse, or to cause the Acquired Business to reimburse, each of the Banks and the Arrangers upon the Closing Date for (i) all reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses for not more than one counsel with respect to the Facilities plus, if necessary, one local counsel per jurisdiction) and (ii) all reasonable and documented out-of-pocket printing, reproduction, document delivery, travel and communication costs incurred in connection with the syndication and execution of the Facilities and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter and the Facilities Documentation.

5.	Conditions.

The initial funding of the Facilities by the Banks hereunder is subject to the conditions set forth in Annex VI hereto (the “Conditions Annex”), which shall have been satisfied or waived.

Notwithstanding anything in this Commitment Letter, the Fee Letter, the Term Sheets, the Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations and warranties the making of which shall be a condition to availability of the Facilities or loans under the Interim Loan Agreement on the Closing

Date shall be the Specified Representations (as defined below), (ii) the terms of the Facilities Documentation shall contain no condition precedent (including, without limitation, written notice of borrowing and absence of any default or potential event of default) other than those set forth in the Conditions Annex and shall not impair availability of the Facilities on the Closing Date if the conditions set forth in the Conditions Annex are satisfied, and (iii) it is understood that (A) other than with respect to any UCC Filing Collateral or Stock Certificates (each as defined below), to the extent any guarantee under a Facility or collateral under a Senior Credit Facility is not provided on the Closing Date after your use of commercially reasonable efforts to do so, the delivery of such guarantee and/or collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but shall be required to be delivered after the Closing Date pursuant to arrangements to be mutually agreed by the parties hereto acting reasonably, (B) with respect to perfection of security interests in UCC Filing Collateral, your sole obligation shall be to deliver, or cause to be delivered, necessary UCC financing statements to the Administrative Agent or to cause borrower of the applicable secured facility or the applicable guarantor to irrevocably authorize the Administrative Agent to file necessary UCC financing statements, and (C) with respect to perfection of security interests in Stock Certificates, your sole obligation shall be to deliver, or cause to be delivered, (x) the stock certificates of the borrower of the applicable secured facility duly endorsed in blank and (y) the Stock Certificates to the Administrative Agent as and to the extent they are delivered by the Target pursuant to the Acquisition Agreement, duly endorsed in blank. For purposes hereof, (1) “Specified Representations” means customary representations and warranties relating to corporate power and authority, the enforceability of the applicable Facilities Documentation or Interim Loan Agreement, as applicable (only to the extent such Facility is funded on the Closing Date), Federal Reserve margin regulations and the Investment Company Act, (2) “UCC Filing Collateral” means collateral for which a security interest can be perfected by filing a Uniform Commercial Code financing statement and (3) “Stock Certificates” means collateral consisting of stock certificates representing capital stock of the material domestic restricted subsidiaries of the borrower under each secured facility for which a security interest can be perfected by delivering such stock certificates to the extent the same may be pledged under applicable law and without causing material adverse tax consequences.

6.	Indemnity.

By your acceptance below, you hereby agree to indemnify and hold harmless each of the Banks and the Arrangers and their respective affiliates (including, without limitation, controlling persons) and the directors, officers, employees and agents of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities or expenses to which any such Indemnified Person shall become subject arising out of or in connection with any action, investigation, suit or other proceeding (whether commenced or threatened) relating to or arising out of or in connection with this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter, the Facilities or any of the transactions contemplated hereby or the providing or syndication of the Facilities, and to reimburse each Indemnified Person for any reasonable and documented out-of-pocket legal or other expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such action, investigation, suit or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding), other than any of the foregoing of any Indemnified Person to the extent determined by a court of competent jurisdiction to have resulted by reason of the gross negligence, bad faith or willful misconduct of, or breach of this Commitment Letter, the Term Sheets, the Conditions Annex, or the Fee Letter by, such Indemnified Person or any of its affiliates, or the directors, officers, employees or agents of any of them. You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent, you shall indemnify the Indemnified Persons from and against any loss or liability by reason of such settlement, subject to your rights in this paragraph to claim exemption from your indemnity obligations. None of the Banks, the Arrangers or any other Lender (or any of their respective affiliates) shall be responsible or liable to the Sponsor, the Borrower or any of their respective subsidiaries, affiliates or stockholders for any consequential damages which may be alleged as a result of this Commitment Letter, the Term Sheets, the Conditions Annex, the Fee Letter, the Facilities or the transactions contemplated hereby.

7.	Confidentiality.

This Commitment Letter is furnished for your benefit, and may not be relied on by any other person or entity. This Commitment Letter is entered into upon the condition that neither the existence of this Commitment Letter, the Term Sheets, the Conditions Annex or the Fee Letter nor any of their contents shall be disclosed by the Banks or the Arrangers or any of their affiliates, or by you or any of your affiliates, directly or indirectly, to any other person, except that such existence and contents may be disclosed (i) as may be compelled in a judicial or administrative proceeding or as otherwise required by law, and (ii) to the Banks, the Arrangers and their respective affiliates’ directors, officers, employees, advisors and agents and to you, the Equity Investors and your and their respective directors, officers, employees, advisors and agents, in each case on a confidential and “need-to-know” basis and only in connection with the transactions contemplated hereby, and as reasonably required for the syndication. In addition, (a) this Commitment Letter, the Term Sheets, the Conditions Annex and the Fee Letter may be disclosed to the stockholders of the Target, the Acquired Business and their respective directors, officers, employees, advisors and agents, in each case on a confidential and “need-to-know” basis and only in connection with the transactions contemplated hereby; provided that, prior to the execution of the Acquisition Agreement by you and Target, the Fee Letter may be so disclosed only to the extent portions thereof have been redacted in a manner reasonably satisfactory to us, and (b) this Commitment Letter, the Term Sheets and the Conditions Annex may be disclosed to regulatory agencies and other authorities with jurisdiction over the Acquired Business, the approval of which is necessary or desirable for the consummation of the Acquisition.

8.	Other Services.

You acknowledge and agree that the Banks, the Arrangers and/or their affiliates may be requested to provide additional services with respect to the Sponsor, the Acquired Business and/or their respective affiliates or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s) (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to the parties thereto. Nothing in this Commitment Letter is intended to obligate or commit the Banks or the Arrangers or any of their respective affiliates to provide any services other than as set out herein.

You acknowledge that each Arranger and its affiliates (the term “Arranger” as used in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies with which you, the Borrower, the Sponsor, the Acquired Business, the stockholders of the Target or your or their respective affiliates may have conflicting interests regarding the Transactions and otherwise and that each Arranger may act as it deems appropriate in acting in such capacities. You and your affiliates further acknowledge and agree that in connection with all aspects of the Transactions and the transactions contemplated by this Commitment Letter, you and your affiliates, on the one hand, and the Arrangers, on the other hand, have an arm’s length business relationship that creates no fiduciary duty on the part of the Arrangers and each expressly disclaims any fiduciary relationship. The Arrangers will not use confidential information obtained from you, the Borrower, the Acquired Business or the stockholders of the Target in connection with the performance by the Arrangers of services for other companies and will not furnish any such information to other companies. You also acknowledge that the Arrangers have no obligation in connection with the Transactions to use, or to furnish to you, the Borrower, the Sponsor, the Acquired Business or your or their respective subsidiaries, confidential information obtained from other companies or entities.

You further acknowledge that each Arranger is a full service securities firm and it and each Bank may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of the Acquired Business, the Borrower, their respective affiliates and other companies that may be the subject of the transactions contemplated by this Commitment Letter.

9.	Governing Law, Etc.

This Commitment Letter and the Commitments of the Banks shall not be assignable by you without the prior written consent of the Banks and the Arrangers except to a newly formed wholly owned subsidiary of yours, and any purported assignment without such consent shall be void. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Banks, the Arrangers and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or electronic photocopy (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience only. This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, the Lenders and, with respect to the indemnification provided under Section 6 (Indemnity) above, each Indemnified Person.

THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS COMMITMENT LETTER IS HEREBY WAIVED. THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK (AND APPELLATE COURTS THEREOF) IN CONNECTION WITH ANY DISPUTE RELATED TO THIS COMMITMENT LETTER OR ANY OF THE MATTERS CONTEMPLATED HEREBY. The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to any other party hereto shall be effective service of process against such other party for any action, suit or other proceeding relating to any such dispute. The parties hereto irrevocably and unconditionally waive any objection to the laying of such venue of any such action, suit or other proceeding brought in any such court and any claim that any such action, suit or other proceeding has been brought in an inconvenient forum. A final judgment in any such action, suit or other proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the party against whom judgment has been rendered is or may be subject by suit upon judgment.

10.	Patriot Act.

We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”), the Banks, the Arrangers, and the Lenders are required to obtain, verify and record information that identifies each borrower under the Facilities, which information includes the name, address and tax identification number of each Borrower and other information regarding each Borrower that will allow the Banks, the Arrangers, or such Lender to identify each Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Banks, the Arrangers, and the Lenders.

Please indicate your acceptance of the terms hereof and of the Term Sheets, the Conditions Annex and the Fee Letter by returning to us (electronically or otherwise) executed counterparts of this Commitment Letter, the Fee Letter and the Engagement Letter not later than 5:00 p.m., New York City time, on June 29, 2007; provided that the commitment of Bank of America N.A. to provide its commitment with respect to the Facilities is only conditioned on your acceptance of the Fee Letter. This Commitment Letter and the agreement of the Arrangers to provide the services described herein are also conditioned upon your acceptance hereof and of the Fee Letter and the Engagement Letter, as set forth above. Upon the earlier to occur of (A) the consummation of the Acquisition with or without the funding of the Facilities, (B) the date which is fourteen days after the “Outside Date” as defined in the Acquisition Agreement (as the same may be extended in accordance with the terms of the Acquisition Agreement), if none of the Facilities Documentation (including any funded term sheet as contemplated herein) shall have been executed and delivered by the Banks and the Borrower prior to that date and (C) upon written notice from the Borrower of the termination of the Acquisition Agreement, this Commitment Letter and the agreement of the Arrangers to provide the services described herein shall automatically terminate unless each of the Borrower and the Arrangers shall, in its discretion, agree to an extension. Notwithstanding the foregoing, assuming the Acquisition is consummated (and the Change of Control Offers have not been consummated), the commitments with respect to each Backstop Change of Control Facility for which the applicable Change of Control Offer has not been consummated concurrently with the Acquisition will not terminate until the earlier of (x) 90 days after the Closing Date and (y) the date on which the applicable Change of Control Offer has expired and, as to any such Backstop Change of Control Facility, such earlier date shall be the “Commitment Termination Date”. The confidentiality, indemnification and governing law and forum provisions hereof and in the Term Sheets and the Fee Letter shall survive termination of this Commitment Letter (or any portion hereof) or the Commitments of the Lenders hereunder (provided that such provisions of the Commitment Letter shall be superseded by the same provisions of the Facilities Documentation on and after the Closing Date). The provisions under Section 2 (Syndication) above shall survive the execution and delivery of the Facilities Documentation.

BY SIGNING THIS COMMITMENT LETTER, EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES AND AGREES THAT (A) BANK OF AMERICA IS OFFERING TO PROVIDE EACH OF THE CREDIT FACILITIES SEPARATE AND APART FROM BANC OF AMERICA BRIDGE’S OFFER TO PROVIDE THE BRIDGE FACILITIES AND (B) BANC OF AMERICA BRIDGE IS OFFERING TO PROVIDE THE BRIDGE FACILITIES SEPARATE AND APART FROM THE OFFER BY BANK OF AMERICA TO PROVIDE EACH OF THE CREDIT FACILITIES. YOU MAY, AT YOUR OPTION, ELECT TO ACCEPT THIS COMMITMENT LETTER (AND THE APPLICABLE PROVISIONS OF THE FEE LETTER) WITH RESPECT TO EITHER THE CREDIT FACILITIES OR THE BRIDGE FACILITIES OR BOTH.

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We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

Signature Page to Engagement Letter

BANK OF AMERICA, N.A.

By:
Name:
Title:

BANC OF AMERICA BRIDGE LLC

By:
Name:
Title:

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

Signature Page to Engagement Letter

MORGAN STANLEY SENIOR FUNDING, INC.

By:
Name:
Title:

Signature Page to Engagement Letter

Accepted and agreed to as of the date first written above:

SERAFINA ACQUISITION LIMITED

By:
Name:
Title:

Signature Page to Engagement Letter